Exhibit 21.1

Sabre Corporation – List of Subsidiaries

The following are subsidiaries of Sabre Corporation as of March 1, 2014 and the states or jurisdictions in which they are organized. Except as otherwise specified, in each case Sabre Corporation owns, directly or indirectly, all of the voting securities of each subsidiary.

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Abacus International Pte Ltd.	Singapore	35%

Airline Technology Services Mauritius Ltd.	Mauritius

All-Hotels Ltd	United Kingdom

Cordex Computer Services Limited	United Kingdom

EB2 International Limited	United Kingdom

EB2 International Pty Ltd	Australia

E-Beam Limited	United Kingdom

Elektroniczne Systemy Sprzedazy Sp. ZO.O.	Poland	40%

Exhilaration Incentive Management Limited	United Kingdom

First Option Hotel Reservations Limited	United Kingdom

FlightLine Data Services, Inc.	Georgia

Gesellschaft Zur Entwicklung und Vermarktung Interaktiver Tourismusanwendungen mbH	Germany	26%

GetThere Inc.	Delaware

GetThere L.P.	Delaware

Global Travel Broker, S.L.	Spain

Globepost Limited	United Kingdom

Holiday Autos Broker S.L.	Spain

Holiday Autos Middle East Limited	British Virgin Islands

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Holiday Service GmbH	Germany

Joint Venture Travel Limited	United Kingdom

Last Minute Network Limited	United Kingdom

Last Minute Network Limited	Ireland

Last Minute SPRL	Belgium

Lastminute (Cyprus) Limited	Cyprus

Lastminute Network, S.L.	Spain

Lastminute S.A.S.	France

Lastminute.com BV	Netherlands

lastminute.com GmbH	Germany

lastminute.com Group Services Limited	United Kingdom

lastminute.com Hellas EPE	Greece

lastminute.com Holdings, Inc.	Delaware

lastminute.com Limited	United Kingdom

lastminute.com LLC	Delaware

Lastminute.com Overseas Holdings Limited	United Kingdom

Lastminute.com S.R.L.	Italy

Lastminute.com Theatrenow Limited	United Kingdom

Leisure Cars (Schweiz) GmbH	Switzerland

Leisure Cars Australia Pty Ltd	Australia

Leisure Cars Benelux BVBA	Belgium

Leisure Cars European Services GmbH	Switzerland

Leisure Cars France S.A.S.	France

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Leisure Cars GmbH	Germany

Leisure Cars Group Limited	United Kingdom

Leisure Cars Holdings Limited	United Kingdom

Leisure Cars International Limited	United Kingdom

Leisure Cars Italia S.R.L.	Italy

Leisure Cars Nordic AB	Sweden

Leisure Cars Nordic AS	Norway

Leisure Cars U.K. and Ireland Limited	United Kingdom

LeisureOnRoad, Unipessoal Lda	Portugal

LM Travel Services Ltd	United Kingdom

Moneydirect Americas, Inc.	Delaware	50%

Moneydirect Limited	Ireland	50%

Online Travel Corporation Limited	United Kingdom

Online Travel Services Ltd	United Kingdom

OTC Travel Management Ltd	United Kingdom

PRISM Group, Inc.	Maryland

PRISM Technologies, LLC	New Mexico

Sabre (Australia) Pty Ltd.	Australia

Sabre Airline Solutions GmbH	Germany

Sabre AS (Luxembourg) S.a r.l.	Luxembourg

Sabre Austria GmbH	Austria

Sabre Belgium SA	Belgium

Sabre Bulgaria AD	Bulgaria	20%

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Sabre China Sea Technologies Ltd.	Labuan

Sabre Colombia Ltd.	Columbia

Sabre Computer Reservierungssystem GmbH	Austria

Sabre Danmark ApS	Denmark

Sabre Decision Technologies International, LLC	Delaware

Sabre Deutschland Marketing GmbH	Germany

Sabre Digital Limited	United Kingdom

Sabre Dynamic Argentina SRL	Argentina

Sabre Dynamic Limited	United Kingdom

Sabre Dynamic Mexico, S De R.L. De C.V.	Mexico

Sabre EMEA Marketing Limited	United Kingdom

Sabre Espana Marketing, S.A.	Spain

Sabre Europe Management Services Ltd.	United Kingdom

Sabre Finance (Luxembourg) S.a.r.l.	Luxembourg

Sabre France Sarl	France

Sabre GLBL Inc.	Delaware

Sabre Global Services S.A.	Uruguay

Sabre Headquarters, LLC	Delaware

Sabre Hellas S.A.	Greece

Sabre Holdings (Luxembourg) S.a.r.l.	Luxembourg

Sabre Holdings Corporation	Delaware

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Sabre Holdings GmbH	Germany

Sabre Iceland ehf.	Iceland

Sabre Informacion S.A. de C.V.	Mexico

Sabre International (Bahrain) W.L.L.	Bahrain

Sabre International (Luxembourg) S.a.r.l.	Luxembourg

Sabre International B.V.	Luxembourg

Sabre International Holdings, LLC	Delaware

Sabre International Newco, Inc.	Delaware

Sabre International, LLC.	Delaware

Sabre Investments, Inc.	Delaware

Sabre Ireland Limited	Ireland

Sabre Ireland Limited Partnership	Ireland

Sabre Israel Travel Technologies LTD.	Israel

Sabre Italia S.r.l.	Italy

Sabre Limited	New Zealand

Sabre Marketing Nederland B.V.	Netherlands

Sabre Norge AS	Norway

Sabre Pakistan (Private) Limited	Pakistan

Sabre Polska Sp. Z.o.o.	Poland

Sabre Portugal Servicios Lda	Portugal

Sabre Rocade AB	Sweden

Sabre Rocade Assist AB	Sweden

Sabre Servicios Administrativos S.A. de C.V.	Mexico

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Sabre Sociedad Technologica S.A. de C.V.	Mexico

Sabre Soluciones de Viaje S de RL de CV	Mexico

Sabre South Pacific I	Australia

Sabre Suomi Oy	Finland

Sabre Sverige AB	Sweden

Sabre Technology Enterprises II, Ltd.	Cayman Islands

Sabre Technology Enterprises, Ltd.	Cayman Islands

Sabre Technology Holland B.V.	Netherlands

Sabre Travel International Limited	Ireland

Sabre Travel Network Egypt LLC	Egypt	60%

Sabre Travel Network Middle East W.L.L.	Bahrain	60%

Sabre Travel Network Southern Africa (Proprietary) Limited	South Africa

Sabre Travel Technologies (Private) Limited	India

Sabre UK Marketing Ltd.	United Kingdom

Sabre Zenon Cyprus Limited	Cyprus

SabreMark G.P., LLC	Delaware

SabreMark Limited Partnership	Delaware

Secret Hotels Ltd.	United Kingdom

Secret Hotels2 Ltd	United Kingdom

Secret Hotels3 Ltd	United Kingdom

Secret Hotels4 Ltd	United Kingdom

Site59.com, LLC	Delaware

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

SST Finance, Inc.	Delaware

SST Holding, Inc.	Delaware

Switch Automated Booking Services Co WLL	Kuwait	29.4%

Taskbrook Limited	United Kingdom

TG India Holdings Company	Cayman Islands

TG India Management Company	Cayman Islands

The Destination Group Ltd	United Kingdom

The Sabre Holdings Foundation, Inc.	Delaware

Travelbargains Ltd	United Kingdom

Travelcoast Ltd	United Kingdom

Travelocity Australia Pty Ltd.	Australia

Travelocity Europe	United Kingdom

Travelocity Global Polska Sp.zo.o.	Poland

Travelocity Global Technologies Private Limited	India

Travelocity GmbH	Germany

Travelocity Holdings I, LLC	Delaware

Travelocity Holdings, Inc.	Delaware

Travelocity International B.V.	Netherlands

Travelocity Nordic AB	Sweden

Travelocity Nordic ApS	Denmark

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Interest Directly or Indirectly Held (If Not Wholly-Owned)

Travelocity Nordic AS	Norway

Travelocity S.R.L.	Argentina

Travelocity Sabre GmbH	Germany

Travelocity Services Canada Ltd.	Canada

Travelocity.co.uk Limited	United Kingdom

Travelocity.com LLC	Delaware

Travelocity.com LP	Delaware

Travelprice Belgium BVBA—SPRL	Belgium

Travelprice Italia S.R.L	Italy

Travelstore.com Limited	United Kingdom

TVL Common, Inc.	Delaware

Viva Travel Dun Laoghaire	Ireland

Voyages Sur Mesures S.A.S.	France

Zuji Holdings Ltd.	Cayman Islands